UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                February 5, 2009
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                Date of Report (Date of earliest event reported)
                               -------------------

                                  iBASIS, INC.
                              ---------------------
               (Exact Name of Registrant as Specified in Charter)


            DELAWARE               000-27127                  04-3332534

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  (State or Other Jurisdiction    (Commission               (IRS Employer
        of Incorporation)         File Number)            Identification No.)



                     20 Second Avenue, Burlington, MA 01803

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               (Address of Principal Executive Offices) (Zip Code)

                                 (781) 505-7500

              (Registrant's telephone number, including area code)
                                 ---------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Principal Officers;  Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On February 5, 2009, the Board of Directors established an executive bonus plan ("Bonus Plan") with cash awards that may be earned for fiscal year 2009 performance. The Bonus Plan covers executive officers, vice-presidents and other key employees ("Plan Participants"). The establishment of the Bonus Plan involved setting the target amounts of such bonuses ("Target Amounts") and the Corporate-wide goals upon which the bonuses will be paid. The Target Amounts for each Plan Participant under the Bonus Plan are set at the lesser of a fixed dollar amount and a specified percentage of the actual base salary paid to each such Plan Participant in calendar year 2009. There have been no adjustments to the base salaries of our named executive officers since February, 2008. The maximum Target Amounts for Mr. Ofer Gneezy, Dr. Gordon VanderBrug, Mr. Richard Tennant, Mr. Paul Floyd and Mr. Mark Flynn are $588,000, $396,000, $242,000, $226,000 and $173,000, respectively.

     Subject to the achievement of an established minimum Gross Margin Percentage for the full year 2009 (the "Gross Margin Hurdle Amount") the determination of the actual amount of the annual incentive bonus under the Bonus Plan to be paid to each Plan Participant (the "Bonus Payout") shall be based on two components which shall be given equal weight as follows: i) the Adjusted EBITDA percentage ("EBITDA Percentage") shall be determined by the percentage achievement of the Adjusted EBITDA amount reflected our 2009 Annual Financial Plan as approved by our Board of Directors (the "2009 Plan") such that the EBITDA Percentage increases linearly from zero at zero Adjusted EBITDA to 100% at 100% of Adjusted EBITDA reflected in the 2009 Plan and further, from achievement of Adjusted EBITDA of 100% of the 2009 Plan to Adjusted EBITDA of 150% of the 2009 Plan, the EBITDA Percentage increases linearly from 100% to 200%, ii) the Free Cash Flow percentage ("FCF Percentage") shall be determined by the percentage achievement of the Free Cash Flow amount reflected in the 2009 Plan such that the FCF Percentage increases linearly from zero at zero Free Cash Flow to 100% at 100% of Free Cash Flow reflected in the 2009 Plan and further, from achievement of Free Cash Flow of 100% of the 2009 Plan to Free Cash Flow of 150% of the 2009 Plan, the FCF Percentage increases linearly from 100% to 200%, and iii) the respective Target Amount for each Plan Participant shall be multiplied by the simple average of the EBITDA Percentage and the FCF Percentage to determine the Bonus Payout for such Plan Participant, with the Bonus Payouts being capped at 200% of the Target Amounts; provided, however, that if the Gross

Margin Hurdle Amount is not achieved there shall be no Bonus Payouts under the Bonus Plan to any Plan Participant. Mr. Ofer Gneezy, Dr. Gordon VanderBrug, Mr. Richard Tennant, Mr. Paul Floyd, and Mr. Mark Flynn will be eligible to receive a year-end discretionary bonus of up to $1,176,000, $792,000, $484,000, $452,000, and $346,000, respectively, assuming maximum Bonus Payouts are achieved. The actual Bonus Payouts under such awards may, at the discretion of the Compensation Committee of our Board of Directors, be less than or, except in the case of executive officers, greater than the Bonus Payouts calculated in accordance with the Bonus Plan formula described above.

These Bonus Payouts will be accrued quarterly based on year-to-date achievement of the financial plan. Actual Bonus Payouts will be paid following the end of the year.






                                    SIGNATURE
                                    ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 6, 2009         iBASIS, INC.

                                By: /s/ Mark S. Flynn
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                                    Mark S. Flynn
                                    Chief Legal Officer and Corporate Secretary